FOR IMMEDIATE RELEASE

Media Relations Contact:
Cameron Triebwasser, Interchange Corporation
ctriebwasser@interchangeusa.com / (949) 789-5242 / Fax: (949) 784-0880

Investor Relations Contact:
John Baldissera, BPC Financial Marketing
johnb35@barrettopacific.com / (800) 368-1217

Interchange Announces $15 Million Financing
Laguna Hills, CA — December 20, 2004 — Interchange Corporation (NASDAQ: INCX), a leading provider of local and national paid-search services, today announced it has entered into an agreement to sell 822,000 shares of its common stock to institutional investors for $18.25 per share in a private placement transaction. The gross proceeds of approximately $15 million are expected to be used to fund the expansion of the company’s paid search business. The private placement is expected to close prior to December 31, 2004 and is subject to customary closing conditions.

In connection with the sale of common stock, the company also issued to the investors warrants to purchase up to 164,400 additional shares of the company’s common stock at a price of $25.53, exercisable for a period of five years after the closing date.

The shares will not be registered under the Securities Act, or any state securities laws, and will be sold in a private transaction under Regulation D. Unless the shares are registered, they may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. Interchange has agreed to file a registration statement covering resale by investors of the privately placed common stock, including the common stock issuable upon conversion of the warrants discussed above.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the security laws of such jurisdiction.

About Interchange
Interchange Corporation (NASDAQ: INCX) provides paid-search services that enable businesses to reach consumers through targeted online advertising. Interchange serves the sponsored listings of local and national advertisers in response to consumer search requests from its Search Distribution Network. Interchange’s Local Direct™ search and advertising platform delivers geographically-targeted search results to consumers. Local Direct can be licensed to websites and search engines that provide local business information and serve local advertisers. Local Direct is powered by Interchange’s Keyword DNA™ technology.

Interchange’s search services are available at www.epilot.com. For more information, visit Interchange’s corporate website at www.interchangeusa.com.

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Forward-Looking Statements: All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “plans,” “expect,” “intend” and similar expressions, as they relate to Interchange or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our plans to develop our ePilot products and develop sales, marketing, finance and administrative functions, dependence on major advertisers, competitive factors and pricing pressures, our ability to successfully integrate our expanded infrastructure, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.